UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2024

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard
Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, Christopher Condelles notified the board of directors of FS Credit Real Estate Income Trust, Inc. (the “Company”) of his resignation from his position as chief financial officer of the Company effective October 28, 2024. Mr. Condelles’ resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Condelles remains employed at FS Investments and maintains other positions with FS Investments and its affiliates, including FS Investments’ Chief Strategy and Corporate Development Officer.

On October 25, 2024, the Company’s board of directors appointed Edward T. Gallivan, Jr. as the Company’s chief financial officer effective October 28, 2024. Mr. Gallivan’s appointment is not pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between Mr. Gallivan and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to Mr. Gallivan that are reportable under Item 404(a) of Regulation S-K. Mr. Gallivan will not receive any direct compensation from the Company.

Mr. Gallivan’s biographical information is set forth below.

Edward T. Gallivan, Jr., age 62, will serve as our chief financial officer beginning on October 28, 2024. Mr. Gallivan previously served as the Company’s chief financial officer from June 2018 to June 2023. Mr. Gallivan has also served as the chief financial officer of certain of the other funds sponsored by FS Investments. Prior to joining FS Investments, Mr. Gallivan was director of mutual fund financial reporting at BlackRock and was the mutual funds assistant treasurer at State Street Research & Management Company. Mr. Gallivan began his career at the global accounting firm, PricewaterhouseCoopers LLP, where he practiced as a certified public accountant. Mr. Gallivan received his B.S. in Business Administration (Accounting) degree at Stonehill College.

In connection with Mr. Gallivan’s appointment as an executive officer, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Gallivan (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as an executive officer of the Company or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company filed a Form of Indemnification Agreement with its Registration Statement on Form S-11 (File No. 333-216037) filed on June 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: October 28, 2024	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary